Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
QAD Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 333-66610, 333-48381 and 333-35367) on Form S-8 of QAD Inc. of our reports dated April 16, 2007, with respect to the consolidated balance sheets of QAD Inc. as of January 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended January 31, 2007, and the related financial statement schedule II, management’s assessment of the effectiveness of internal control over financial reporting as of January 31, 2007 and the effectiveness of internal control over financial reporting as of January 31, 2007, which reports appear in the January 31, 2007 Annual Report on Form 10-K of QAD Inc. Our report refers to the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment, and Securities and Exchange Commission Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements.
Our report dated April 16, 2007, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of January 31, 2007, expresses our opinion that QAD Inc. did not maintain effective internal control over financial reporting as of January 31, 2007 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states the Company did not have effective procedures to provide for timely preparation of schedules supporting its current and deferred income tax provision and related deferred tax balances such that a comprehensive review of these supporting schedules could be performed.
(signed) KPMG LLP
Los Angeles, California
April 16, 2007